Exhibit 5.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of
Municipal Investment Trust Fund--Multistate Series--314 (California Insured and New York Trusts), Defined Asset Funds:

We consent to the use in this Post-Effective Amendment No. 3 to Registration Statement No. 333-28773 of our opinion dated September 7, 2000 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "How The Fund Works--Auditors" in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
October 11, 2000